UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2010

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)           On October 28, 2010, the Board of Directors of CAS Medical Systems, Inc. (the “Company”) increased its size from six members to seven and appointed Gregory P. Rainey to fill the vacancy on the Board resulting from its increase in size.  Mr. Rainey has also been appointed to serve as a member of the Compensation Committee and the Audit Committee of the Company’s Board of Directors.

Mr. Rainey has more than 25 years of experience in medical products selling organizations.  Since 2004, he has been the President of CCI Performance Group, LLC, which provides consulting services for healthcare companies on sales management and product distribution strategies.  CCI’s clients range from Fortune 500 companies to medical device start-ups.  Prior to 2004, Mr. Rainey worked for Stryker Corporation in various roles including many years as Vice President of Sales and as a member of the Executive Committee of its $1.2 billion orthopedic division.  Mr. Rainey is also a member of the Board of Directors of RTI Biologics, Inc.

The Company issued a press release with respect to the foregoing appointment, which is attached hereto as Exhibit 99.1.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibit is filed as part of this report:

99.1	Press Release dated November 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: November 2, 2010	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer